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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2002

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

One West Elm Street, Suite 400, Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 832-3300

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

        On May 15, 2002, upon the recommendation of the Audit Committee of the Board of Directors of UbiquiTel Inc. ("UbiquiTel"), UbiquiTel's Board of Directors approved the dismissal of Arthur Andersen LLP ("Andersen") as UbiquiTel's independent public accountants and the appointment of PricewaterhouseCoopers LLP to serve as UbiquiTel's independent public accountants for the fiscal year ending December 31, 2002.

        Andersen's reports on UbiquiTel's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During UbiquiTel's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on UbiquiTel's consolidated financial statements for such years. There were no reportable events as listed in Item 304 (a)(1)(v) of Regulation S-K.

        UbiquiTel has provided Andersen with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Andersen's letter, dated May 15, 2002, stating its agreement with such statements.

        During UbiquiTel's two most recent fiscal years and through the date of this Form 8-K, UbiquiTel did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on UbiquiTel's consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        c) Exhibits. The following Exhibits are filed with this document.

Exhibit Number	Description
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 15, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.
Date: May 20, 2002	By:	/s/ JAMES J. VOLK James J. Volk Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 15, 2002

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Index to Exhibits